UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. (the “Company”) held on June 13, 2012, the Company’s stockholders elected each of the Company’s two nominees for Class III directors for a three-year term expiring in 2015, ratified the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 and approved, on a non-binding basis, the compensation of the Company's named executive officers as described in the Company's proxy statement for the Annual Meeting.

The final results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Norman Matthews	20,274,104	570,720	213,136	1,387,699
Kenneth Reiss	20,557,767	286,960	213,233	1,387,699

Ratification of the Appointment of Independent Registered Public Accounting Firm	22,218,912	22,333	204,414	0

Approval of Compensation Paid To Named Executive Officers	11,803,052	9,047,272	207,636	1,387,699

Item 8.01.	Other Events.

On June 13, 2012, the Company issued a press release announcing the election results at its 2012 Annual Meeting of Stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 13, 2012.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane T. Elfers
Name:	Jane T. Elfers
Title:	President and Chief Executive Officer

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